SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  July 20, 2004

                                 BIOCORAL, INC.
             (Exact name of Registrant as Specified in its Charter)

           Delaware                                     33-0601504
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

38 rue Anatole France, 92594
Levallois Perret Cedex France          011-3314-757-9843                 N/A
(Address of Issuer's principal     (Issuer's telephone number,       (Zip Code)
      executive offices)              including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The board of directors of Biocoral, Inc. ("Biocoral") has elected to dismiss Weinberg & Company, P.A. (Weinberg) as Biocoral's and its subsidiaries' (collectively, the "Company") principal independent auditors. The dismissal was discussed among the directors between July 16 and 19, 2004 and formally adopted by the board of directors by unanimous written consent dated July 20, 2004. Weinberg was informed of the board's decision on July 20, 2004. The Company engaged Weinberg on March 19, 2004.

The report of Weinberg on the Company's audited consolidated financial statements as of and for the year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, and none of the events described in Item 304(a)(1)(iv) of Regulation S-B occurred during such period with respect to the Company and Weinberg. From March 19, 2004, the date of their engagement, through the date of dismissal, there were no disagreements with Weinberg on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make references to the subject matter of such disagreements in its reports on the Company's financial statements for such period.

The Company requested that Weinberg furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4. A copy of the response received by the Company to that request is filed as an exhibit to this Form 8-K.

ITEM 7. EXHIBITS.

16.1 Letter from Weinberg & Company, P.A. regarding change in registrant's certifying accountant.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2004

                                        BIOCORAL, INC.


                                        By: /s/ Nasser Nassiri
                                            ------------------------------------
                                            Nasser Nassiri
                                            Chief Executive Officer and Chairman